Exhibit 3.182

CERTIFICATE OF INCORPORATION

OF

LEACH CORPORATION (DELAWARE)

CERTIFICATE OP INCORPORATION

OF

LEACH CORPORATION (DELAWARE)

WE, the undersigned, in order to form a corporation pursuant to the provisions of the General Corporation Law of Delaware, do hereby certify as follows:

1.      The name of the corporation is Leach Corporation (Delaware).

2.      The address of the corporation’s registered office in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle, and the name of the registered agent thereat is The Corporation Trust Company.

3.      The nature of the business of the corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows:

(a)    to design, manufacture, assemble, sell, lease, license, distribute, import, export and otherwise deal in and with all kinds of controls, switches, relays, transmission, receiving and recording equipment and devices, data processing and other computing equipment, metering and measuring devices, and generally any and all kinds of electronic instruments, equipment and devices and parts and components thereof;

(b)    To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

(c)    To acquire all or any part of the stock or other securities, goodwill, rights, property or assets of any kind and to undertake or assume all or any part of the obligations or liabilities of any corporation, association, partnership, syndicate, entity, or person located in or organized under the laws of any state, territory or possession of the United States of America, or any foreign country, and to pay for the same in cash, stock, bonds, debentures, notes and/or other securities secured or unsecured, of this or any other corporation or otherwise, in any manner permitted by law, and to conduct in any lawful manner the whole or any part of any business so acquired.

In furtherance of and not in limitation of the general powers conferred by the laws of the State of Delaware and of the specific objects and powers hereinbefore set forth, it is expressly provided that the corporation shall also have the following powers and purposes:

(d)    To issue any of the shares of its capital stock of any class now or hereafter authorized for such considerations permitted by law and upon such terms and conditions as to the Board of Directors may seem proper in its absolute discretion, and the stock so issued shall be fully paid and not liable to any further call or payment thereof; in the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of the property or other consideration received for the shares of capital stock shall be conclusive.

(e)    To borrow money, make, issue and sell, pledge or otherwise dispose of checks, drafts, bills of exchange, documents of title, bonds, debentures, notes and other evidences of indebtedness of all kinds, whether unsecured or secured by mortgage, pledge or otherwise of any or all of the assets of the corporation, and without limit as to amount; and generally to mortgage, pledge or sell any stock or other securities or other property held by it for any of its purposes, all on such terms and conditions as the Board of Directors shall determined or authorize.

4.      The total number of shares of all classes of stock which the corporation is authorized to issue is 1,000 shares of common stock, having a par value of $1. per share.

5.      The names and places of residence of each of the incorporators are as follows:

Name	Residence
Kenneth N. LaVine	70-03 Harrow Street Forest Hills, New York

John N. Marden	50 Claremont Road Scarsdale, New York

Anthony W. Fitzgerald	87 Rumson Road Little Sliver, New Jersey

6.      The number of directors of the corporation shall be such as from time to time may be fixed by, or in the manner provided in, the By-laws, but in no case shall the number be less than the minimum number authorized by the laws of Delaware. Directors need not be stockholders. The Board shall have the general direction and management of the business and affairs of the corporation. The election of directors need not be by ballot.

7.      The Board of Directors shall have the power: (i) to make, alter or amend the By-laws, subject only to such limitations, if any, as the By-laws of the corporation may from time to time impose; (ii) from time to time to fix and determine and to vary the amount to be reserved as working capital of the corporation and, before the payment of any dividends or making any distribution of profits, to set aside out of the surplus or net profits of the corporation such sum or sums as the Board may from time to time in its absolute discretion think proper either as additional working capital or as a reserve fund to meet contingencies, or for the repairing or maintaining of any property of the corporation, or for such other corporate purposes as the Board of Directors shall think conducive to the interests of the corporation, subject only to such limitation, if any, as the By-laws of the corporation my from time to time impose; (iii) from time to time, to the extent now or hereafter permitted by the laws of Delaware, to sell, lease, exchange or otherwise dispose of any part of the property and assets of the corporation which the Board of Directors deems it expedient and for the best interests of the corporation to dispose of, or disadvantageous to continue to own, without assent of the stockholders by vote or otherwise; (iv) to issue or cause to be issued from time to time all or any part of the authorized capital stock of the corporation on such terms and for such consideration as the Board may determined in its discretion without obtaining the approval of the holders of any of the then outstanding capital stock; (v) pursuant to the written consent of the holders of a majority of the shares of stock issued and outstanding having voting power, or pursuant to the affirmative vote of the holders of a majority of the shares of stock issued and outstanding having voting power, given at a stockholders’ meeting duly called for that purpose, to sell, lease, exchange, or otherwise dispose of all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions as the Board of Directors deems expedient and for the best interests of the corporation; (vi) from time to time to authorize the corporation to borrow money or to pledge the credit of the corporation by guaranty or otherwise, and to issue, sell, pledge, or otherwise deliver or dispose of stock of this or any other corporation, bonds, debentures, notes or other evidences of indebtedness, whether unsecured or secured by mortgage, pledge or other lien of any or all of the assets of the corporation, all on such terms and conditions as the Board of Directors may determine or authorize in its discretion without obtaining the approval of any of the holders of any of the then outstanding capital stock of the corporation; and (vii) to exercise any and all other powers conferred by law or by this certificate or which may be conferred upon the Board of Directors by the corporation through appropriate By-law provisions or otherwise.

8.      The Board of Directors, by resolution or resolutions duly adopted by it, may designate one or more committees, each committee to consist of two or more directors of the corporation, which, to the extent provided in the resolution or resolutions or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it.

9.      No contract, act or transaction of the corporation with any person, firm or corporation shall be affected or invalidated by reason of the fact that any director or officer of the corporation is a party to or interested in such contract, act or transaction, or in any way connection with such person, firm or corporation, provided that such interest or connection shall have been disclosed or known to the corporation. Any director of the corporation having any such interest or connection may, nevertheless, be counted in determining the existence of a quorum at any meeting of the Board or a committee which shall authorize any such contract, act or transaction and may vote thereon with full force and effect. No such officer or director nor any such person, firm or corporation in or with which such director or officer is connected shall be liable to account to the corporation for any profit realized from or through any such contract, act or transaction.

10.      The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on the stockholders hereunder are granted subject to this reservation.

IN WITNESS WHEREOF, we have hereunto set our hands and seals this 14th day of February, 1969.

/s/ authorized signatory	(L.S.)

/s/ authorized signatory	(L.S.)

/s/ authorized signatory	(L.S.)

STATE OF NEW YORK        )

                                                  ) ss.:

COUNTY OF NEW YORK    )

On this 14th day of February, 1969, personally appeared before me, a notary public in and for the State and County aforesaid, KENNETH N. LaVINE, JOHN N. MARDEN, and ANTHONY W. FITZGERALD, signers of the foregoing Certificate of Incorporation, known to me personally to be such, and they each severally acknowledged the Certificate to be the act and deed of the signers respectively, arid that the facts therein stated are true.

GIVEN under may hand and seal of office the day and year aforesaid.

/s/ Suzanne Boutross

CERTIFICATE OF AMENDMENT

OF

LEACH CORPORATION (DELAWARE)

OF THE

CERTIFICATE OP INCORPORATION

OF

LEACH CORPORATION (DELAWARE)

Leach Corporation (Delaware), a Delaware corporation (hereinafter called the “corporation”), hereby CERTIFIES:

1.      At a meeting of the Board of Directors of the corporation duly held and convened, resolutions were duly passed setting forth the following proposed amendments to the certificate of incorporation of the corporation and declaring the amendments advisable and calling a meeting of the stockholders of the corporation for consideration thereof:

RESOLVED that Article 1 of the Certificate of Incorporation be amended to read as follows:

“1. The name of the corporation is Leach Corporation.” and be it further

RESOLVED that Article 4 of the Certificate of Incorporation be amended to read as follows:

“4. The total number of shares of all classes of stock which the corporation is authorized to issue is 2,500,000 shares of common stock, having a par value of $.10 per share.”

2.      Thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the corporation was duly called and held at which meeting the necessary number of stockholders as required by statute voted in favor of the aforesaid amendments.

3.      The aforesaid amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

4.      The capital of the corporation will not be reduced under or by reason of the aforesaid amendments.

IN WITNESS WHEREOF, Leach Corporation (Delaware) has caused this certificate to be duly executed by its Vice President and Its Assistant Secretary thereunto duly authorized and its corporate seal to be hereunto affixed the 18th day of January, 1971.

LEACH CORPORATION (DELAWARE)

By	/s/ Kenneth N. LaVine
Vice President
/s/ authorized signatory
Assistant Secretary

STATE OF NEW YORK     )

                                               ) ss.:

COUNTY OF NEW YORK )

BE IT REMEMBERED that on this 18th day of January, 1971 personally came before me a notary public in and for the state and county aforesaid, Kenneth N. LaVine, Vice President of Leach Corporation (Delaware), who duly executed before me the foregoing certificate and acknowledged that such signing is his deed and act, that such certificate is the act and deed of said corporation and that the facts stated therein are true.

/s/ authorized signatory Notary Public

CONSENT

LEACH CORPORATION, a Delaware corporation, hereby grants its consent to the incorporation in Delaware of a company under the name of “Leach Corporation (Delaware)”. It is the Intention of Leach Corporation to file in Delaware by April 15, 1969 a Certificate of Dissolution.

Dated: February 19, 1969	LEACH CORPORATION

	By	/s/ Kenneth N. LaVine
Vice President

CERTIFICATE OF AMENDMENT

OF

LEACH CORPORATION

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

LEACH CORPORATION

Leach Corporation, a Delaware corporation (hereinafter called the “Corporation”) hereby certifies:

1.      At a meeting of the Board of Directors of the Corporation duly held and convened, resolutions were duly adopted setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation and declaring the amendment advisable and calling a meeting of the stockholders of the Corporation for consideration thereof

RESOLVED that Article 4 of the Certificate of Incorporation be amended to read as follows:

“4. The total number of shares of all classes of stock which the corporation is authorized to issue is 300,000 shares of common stock, having a par value of $.50 per share.”

2.      Thereafter, pursuant to resolutions of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held at which meeting the necessary number of stockholders as required by statute voted in favor of the amendment.

3.      The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

4.      The capital of the Corporation will not be reduced under or by reason of the aforesaid amendment.

IN WITNESS WHEREOF, Leach Corporation has caused this Certificate to be duly executed by its Vice President and its Assistant Secretary thereunto duly authorized and its corporate seal to be hereunto affixed the 31st day of August 1977.

LEACH CORPORATION

By	/s/ Kenneth N. LaVine
Vice President

ATTEST:

/s/ John N. Marden Assistant Secretary

CERTIFICATE OF MERGER

OF

LEACH ACQUISITION, INC.

INTO

LEACH CORPORATION

UNDER SECTION 251 OF THE GENERAL

CORPORATION LAW OF THE STATE OF DELAWARE

The undersigned corporation hereby certifies that:

FIRST:    The constituent corporations of the merger are Leach Acquisition, Inc., a Delaware corporation, and Leach Corporation, a Delaware corporation.

SECOND:    An Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the state of Delaware.

THIRD:    The name of the surviving corporation of the Merger is Leach Corporation, a Delaware corporation.

FOURTH:    Article 4 of the Certificate of Incorporation of the surviving corporation is to be amended by the merger to read as follows:

“4.	The total number of shares of all classes of stock which the Corporation is authorized to issue is 1,000 shares of Common Stock having a par value of $0.50 per share.”

FIFTH:    The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of said principle place of business is 6900 Orangethorpe Avenue, Buena Park, CA 90620.

SIXTH:    A copy of the Agreement of Merger and Plan will be furnished by Leach Corporation on request and without cost to any stockholder of any constituent corporation.

SEVENTH:    This Certificate of Merger shall be effective at the time of filing.

LEACH CORPORATION

By	/s/ authorized signatory
Vice President

ATTEST:

/s/ John N. Marden John N. Marden
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

LEACH CORPORATION

Leach Corporation (hereinafter called the “Corporation”) hereby certifies:

1.      By unanimous written consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth the following proposed amendments to the certificate of Incorporation of the Corporation and declaring the amendments advisable and recommending them to the sole shareholder for approval:

RESOLVED, that the Certificate of incorporation of the Corporation be amended by changing Article l thereof so that said Article shall be and read as follows:

“The name of the Corporation is: Leach International Corporation”;

2.      Thereafter, the sole shareholder of the Corporation consented in writing to the aforesaid amendment pursuant to Section 228 of the General Corporation Law of Delaware.

3.      The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General corporation Law of Delaware.

IN WITNESS WHEREOF, Leach Corporation has caused this Certificate to be duly executed by its President and attested by its secretary thereunto duly authorized this 17th day of March, 1995.

LEACH CORPORATION

By	/s/ authorized signatory
President

ATTEST:

/s/ authorized signatory Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.      The name of the corporation (hereinafter called the “Corporation”) is LEACH INTERNATIONAL CORPORATION.

2.      The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

3.      The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.      The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on September 9, 1999,

David R, Lindskog
David R. Lindskog, Sr. V.P.

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

Leach International Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the Stale of Delaware,

DOES HEREBY CERTIFY:

Resolved, that the registered office of Leach International Corporation in the state of Delaware he and it hereby Is clanged to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Leach International Corporation has caused this statement to be signed by Robert D, George, its Vice President, Secretary and Treasurer, this 16th day of February, 2005.

/s/ Robert D. George
Robert D. George
Vice President, Secretary and Treasurer